EXHIBIT 99.1

Upexi Reports Financial Results for Fiscal Year Ended June 30, 2026

Digital Asset Revenue Totaled $17.4 Million for Fiscal Year 2026

Solana Treasury Totaled Approximately 2.34 Million SOL as of June 30, 2026

Conference Call Scheduled for Today, September 17, 2026, at 5:30 P.M. E.T.

TAMPA, Fla., Sept. 17, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced its financial results for the fiscal year ended June 30, 2026.

“Fiscal 2026 marked the first full year of our Solana treasury strategy, and in a subdued market for digital assets we focused on what we could control,” said Allan Marshall, Chief Executive Officer of Upexi. “We fortified the balance sheet by retiring debt, increasing our cash position, and, subsequent to year-end, cutting the interest rate on our credit facility. We also completed our efficiency initiative, and expect staking revenue to exceed ongoing cash operating expenses beginning with the current quarter. The market will inevitably turn, and our improved balance sheet and expense base position us well.”

Financial Highlights for the Fiscal Year Ended June 30, 2026

•	Total revenue for the fiscal year was approximately $25.0 million, compared to $15.8 million for the fiscal year ended June 30, 2025.
•	Digital asset revenue, which primarily consists of staking income, totaled $17.4 million.
•	General and administrative expenses were $26.4 million, compared to $11.9 million in the prior year, primarily reflecting the build-out of the treasury strategy.
•	Net loss totaled $246.1 million, or $3.87 per share, compared to a net loss of $13.7 million, or $1.73 per share, for fiscal 2025. The net loss was primarily driven by $195.1 million of unrealized losses on digital assets.
•	Cash totaled $5.8 million as of June 30, 2026, up approximately 94% from June 30, 2025.
•	As of September 15, 2026, the Company had 82,102,474 shares of common stock outstanding.

Solana Treasury as of June 30, 2026

•	Total SOL held of approximately 2.34 million, with an average purchase price of $154 per SOL.
•	Approximately 95% of SOL held was staked.

Operational and Other Highlights During and Subsequent to the Fiscal Year

•	Repurchased approximately 2.9 million shares of common stock.
•	Retired approximately $19.5 million on the Company’s secured convertible note.
•	Subsequent to fiscal year-end, amended the Company’s credit facility with BitGo Prime, LLC, reducing the interest rate from 11.5% to 7.5% per year and lowering the required collateral.
•	Subsequent to fiscal year-end, issued approximately 2.5 million shares of common stock under the Company’s at-the-market program for approximately $2.5 million of gross proceeds.

The Company’s Annual Report on Form 10-K for this period is available on the SEC’s website and on Upexi’s IR website.

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Conference Call Information

Event: Upexi Fiscal Year 2026 Earnings Call

Date: Thursday, September 17, 2026

Time: 5:30 p.m. E.T.

Live Call: 1-877-407-9716 (U.S. Toll-Free) or 1-201-493-6779 (International)

Webcast: https://ir.upexi.com/news-events/ir-calendar

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until October 1, 2026, and can be accessed by dialing 1-844-512-2921 (U.S. Toll Free) or 1-412-317-6671 (International) and entering replay pin number: 13762518.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana - the cryptocurrency of the leading high-performance blockchain - Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (203) 442-5391

Investor Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com

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UPEXI, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2026	June 30, 2025
ASSETS
Current assets
Cash	$5,778,586	$2,975,150
Accounts receivable, net	97,244	157,515
Inventory, net	265,961	1,152,870
Due from VitaMedica transition	10,766	228,017
Prepaid expenses and other assets	988,542	350,836
Current digital assets at fair value	109,625,166	49,913,655
Purchase price receivable - VitaMedica	-	2,000,000
Total current assets	116,766,265	56,778,043
Property and equipment, net	208,044	2,052,573
Intangible assets, net	86,353	163,113
Goodwill	673,854	848,854
Deferred tax asset	5,948,858	5,948,858
Digital assets at fair value, net of current	55,675,516	56,083,525
Other assets	163,223	192,123
Right-of-use asset, net	598,678	1,739,755
Total noncurrent assets	63,354,526	67,028,801
Total assets	$180,120,791	$123,806,844
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$277,644	$1,039,370
Accrued compensation	5,277,309	3,470,296
Deferred revenue	4,519	13,155
Accrued liabilities	1,675,521	356,064
Accrued interest	2,349,162	792,449
Acquisition payable	260,652	260,652
Current portion of promissory notes	-	560,000
Short-term treasury debt	57,295,723	20,000,000
Current portion of Cygnet subsidiary notes payable	3,694,721	5,380,910
Current portion of operating lease payable	295,167	691,010
Total current liabilities	71,130,418	32,563,906
Operating lease payable, net of current portion	362,235	1,145,440
Convertible notes payable	162,442,056	-
Total long-term liabilities	162,804,291	1,145,440
Stockholders' equity
Preferred stock, $0.00001 par value, 10,000,000 shares authorized, and 150,000 shares issued and outstanding	2	2
Common stock, $0.00001 par value, 1,000,000,000 shares authorized, 78,702,358 and 38,270,571 shares issued, as of June 30, 2026 and June 30, 2025, respectively	787	383
Additional paid in capital	252,793,813	150,640,935
Accumulated deficit	(306,608,520)	(60,543,822)
Total stockholders' equity	(53,813,918)	90,097,498
Total liabilities and stockholders' equity	$180,120,791	$123,806,844

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UPEXI, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended June 30, 2026	Year Ended June 30, 2025
Revenue
Revenue	$7,568,822	$14,826,336
Digital asset revenue	17,429,206	985,009
Total revenue	24,998,028	15,811,345
Cost of revenue	2,630,320	4,943,305
Gross profit	22,367,708	10,868,040
Operating expenses
Sales and marketing	2,898,473	4,001,094
Distribution costs	2,627,626	4,691,964
General and administrative	26,398,877	11,935,582
Unrealized loss (gain) on digital assets	195,059,336	(105,474)
Realized loss on digital asset revenue conversion to USD	4,931,791	-
Realized loss on sale of digital assets	6,773,418	-
Stock-based compensation	21,895,814	2,356,862
Amortization of acquired intangible assets	76,760	76,758
Impairment on assets from manufacturing shut down	1,422,289	-
Impairment on acquired intangible assets	750,000	-
Depreciation	379,489	681,000
Lease Impairment (gain on settlement), Delray Beach facility	-	(269,994)
Total operating expenses	263,213,873	23,367,792
Loss from operations	(240,846,165)	(12,499,752)
Other expense, net
Interest expense, net	(13,561,210)	(1,173,714)
Gain on extinguishment of debt	10,288,342	-
Other expense, net	(1,945,665)	(10,743)
Other expense, net	(5,218,533)	(1,184,457)
Loss on operations before income tax	(246,064,698)	(13,684,209)
Income tax benefit (expense)	-	-
Net loss	$(246,064,698)	$(13,684,209)
Basic and diluted loss per share	$(3.87)	$(1.73)
Basic and diluted weighted average shares outstanding	63,539,613	7,914,268

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